AMENDED

U.S. SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 20-F

(Mark One)

[ ] REGISTRATION STATEMENT PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OR

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the transition period from _____________ to _________________

Commission File Number: 0-29336

ATNA RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Province of British Columbia (Canada)
(Jurisdiction of incorporation or organization)

510 - 510 Burrard Street
Vancouver, British Columbia V6C 3A8
Canada
(Address of principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

None

Securities registered or to be registered pursuant to Section 12(g) of the Act:

Common Shares Without Par Value

Securities for which there is a reporting obligation pursuant to Section 15(d) of the Act:

None